Exhibit 16.1

Kreit & Chiu CPA LLP

733 Third Avenue, Floor 16, #1014

New York, NY 10017

(949) 326-CPAS (2727)

August 2, 2023

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

Dear Sir/Madam:

We have read the statements included in the Form 6-K dated August 2, 2023 of Lytus Technologies Holding PTV. Ltd., (the “Company”) to be filed with the Securities and Exchange Commission regarding the change of auditors. We agree with such statements insofar as they relate to our firm.

Very truly yours,

/s/ Kreit & Chiu CPA LLP

Kreit & Chiu CPA LLP

New York, NY